UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 9, 2019

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Settlement of Delaware Derivative Litigation

On March 15, 2019, the Company, the named Individual Defendants, and the Plaintiffs executed a definitive settlement agreement (the “Stipulation of Settlement”), which contemplates the dismissal of the lawsuit with prejudice and a release of all claims against the Company and the Individual Defendants. On March 26, 2019, the Delaware Court of Chancery granted a proposed scheduling order (the “Scheduling Order”), which, among other things, scheduled the settlement hearing for June 28, 2019, at 1:30 p.m. at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center (formerly New Castle County Courthouse), 500 N. King St., Wilmington, DE 19801.

The Scheduling Order further provided detailed information concerning the notice of settlement and the settlement hearing. Pursuant to the Scheduling Order, any objections to the settlement must be filed in writing with the Register in Chancery by no later than June 18, 2019. Accordingly, attached hereto as Exhibit 99.1, is the Long-Form Notice, which explains how Company stockholders and settlement class members will be affected by the settlement. Additional information concerning the settlement is available at www.libertytaxshareholdersettlement.com. Additional information about the settlement of a related derivative action pending in the United States District Court for the Eastern District of Virginia will be provided in a subsequent filing.

Summary of Delaware Derivative Litigation

Asbestos Workers’ Philadelphia Pension Fund, derivatively on behalf of Liberty Tax, Inc., v. John Hewitt, Defendant, and Liberty Tax, Inc., Nominal Defendant, Case No. 2017-0883, filed in the Court of Chancery of the State of Delaware on December 12, 2017. Plaintiff alleges that the Company's former CEO, John T. Hewitt (“Hewitt”), breached his fiduciary duties as an officer based upon certain allegations of misconduct on his part. The Plaintiff also alleges breach of fiduciary duty against Hewitt in his capacity as a director of LT, Inc. The Complaint seeks compensatory damages and attorney’s fees. No claim or relief is asserted against the Company, which is named solely as a Nominal Defendant.

Erie County Employees Retirement System, derivatively on behalf of Liberty Tax, Inc., v. John T. Hewitt, Defendant, and Liberty Tax, Inc., Nominal Defendant, Case No. 2017-0914, brought a second derivative suit filed in the Court of Chancery of the State of Delaware on December 22, 2017. Plaintiff also alleges that Hewitt breached his fiduciary duties as an officer based upon certain allegations of misconduct on his part. The Plaintiff also alleges breach of fiduciary duty against Hewitt in his capacity as a director of the Company. The Complaint seeks to enjoin Hewitt from managing our business operations, and seeks compensatory damages and attorney’s fees.

On December 27, 2017, the two above-referenced shareholder matters were consolidated into the case with the caption In Re: Liberty Tax, Inc. Stockholder Litigation, C.A. No. 2017-0883. (the “Delaware Action”). On April 17, 2018, Plaintiffs filed an amended complaint (the "Amended Complaint") in the Delaware Action. The Amended Complaint added Gordon D’Angelo, Ellen McDowell, Nicole Ossenfort, and John Seal, with Hewitt as individual defendants (the “Individual Defendants”) and asserted class action allegations. Plaintiffs seek (i) a declaration that the Individual Defendants have breached the Company's Nominating Charter; (ii) a declaration that the Individual Defendants have breached their fiduciary duties; (iii) an award to the Plaintiffs and the Class in the amount of damages sustained as a result of the Individual breaches; (iv) certification of the action as a class action; (v) an award to the Company in the amount of damages sustained as a result of the Individual Defendants’ breaches of their fiduciary duties; (vi) a grant of further appropriate equitable relief to remedy the Individual Defendants’ breaches, including injunctive relief; (vii) an award to Plaintiffs of the costs and disbursements of this action, including reasonable attorneys’ fees, accountants’ and experts’ fees, costs and expenses; and (viii) such further relief as the Court deems just and proper.

No claim or relief is asserted against the Company, which is named solely as a Nominal Defendant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice of Pendency and Proposed Settlement of Stockholder Class and Derivative Action

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: April 9, 2019	By:/s/ Nicole Ossenfort
Nicole Ossenfort
President and Chief Executive Officer